VACCINOGEN, INC.

AMENDMENT NO. 7 TO
NOTE AND WARRANT PURCHASE AGREEMENT

THIS AMENDMENT NO. 7 TO NOTE AND WARRANT PURCHASE AGREEMENT is dated as of the 1st day of February, 2014, by and between Vaccinogen, Inc., a Maryland corporation (the “Company”), and The Abell Foundation, Inc., a Maryland corporation (the “Purchaser”).

RECITALS

Reference is made to that certain Note and Warrant Purchase Agreement dated October 26, 2011, by and between the Company and the Purchaser, as amended by that certain Amendment No. 1 to Note and Warrant Purchase Agreement dated February 16, 2012, by and between the Company and the Purchaser (the “First Amendment”), as further amended by that certain Amendment No. 2 to Note and Warrant Purchase Agreement dated January 16, 2013, by and between the Company and the Purchaser (the “Second Amendment”), as further amended by that certain Amendment No. 3 to Note and Warrant Purchase Agreement dated April 18, 2013, by and between the Company and the Purchaser (the “Third Amendment”), as further amended by that certain Amendment No. 4 to Note and Warrant Purchase Agreement dated May 31, 2013, by and between the Company and the Purchaser (the “Fourth Amendment”), as further amended by that certain Amendment No. 5 to Note and Warrant Purchase Agreement dated July 31, 2013, by and between the Company and the Purchaser (the “Fifth Amendment”), and as further amended by that certain Amendment No. 6 to Note and Warrant Purchase Agreement dated as of January 1, 2014, by and between the Company and the Purchaser (the “Sixth Amendment,” and such Note and Warrant Purchase Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, the “Existing Agreement,” and the Existing Agreement, as amended by this Amendment No. 7, the “Agreement”), pursuant to which the Purchaser agreed to purchase from the Company a promissory note dated January 1, 2014, made by the Company to the order of the Purchaser (the “Existing Note”) in the maximum principal amount of One Million Three Hundred Thirty-One Thousand Two Hundred Seventeen and 39/100 Dollars ($1,331,217.39) and to purchase the “Warrant” as therein defined (the “Existing Warrant”). In order to amend the Existing Agreement, inter alia, to extend the maturity of the Existing Note, and to modify the terms of the Existing Warrant as hereinafter provided, the parties hereto have entered into this Amendment No. 7.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and such other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. All capitalized terms not otherwise defined herein which are defined in the Agreement shall have the same meanings assigned to them in the Agreement.

2. Section 1.2 of the Agreement is hereby amended to read in its entirety as follows:

1.2 Sale. Subject to the terms and conditions hereof, the Purchaser agrees to purchase from the Company, and the Company agrees to sell and issue to the Purchaser, (i) the Note, and (ii) a warrant which evidences the right of the Purchaser to purchase up to that number of shares of Common Stock of the Company equal to the sum of (a) $1,100,000 divided by eighty-five percent (85%) of the lowest purchase price per share of Common Stock sold in the Company’s the Venture Capital Financing (as defined below) plus (b) 300,000 plus (c) the sum of (i) 60,000 Warrant Shares if the Note remains outstanding in whole or in part on March 1, 2014, (ii) 60,000 Warrant Shares if the Note remains outstanding in whole or in part on April 1, 2014, (iii) 60,000 Warrant Shares if the Note remains outstanding in whole or in part on May 1, 2014, (iv) 60,000 Warrant Shares if the Note remains outstanding in whole or in part on June 1, 2014, (v) 60,000 Warrant Shares if the Note remains outstanding in whole or in part on July 1, 2014, and (vi) 60,000 Warrant Shares if the Note remains outstanding in whole or in part on July 31, 2014. “Venture Capital Financing” shall mean the first transaction or series of transactions to occur after October 26, 2011 involving the issuance or sale of additional shares of capital stock, or securities directly or indirectly convertible or exchangeable for capital stock, of the Company that would result in at least $35,000,000 in aggregate gross proceeds to the Company, including by way of the conversion of any outstanding debt.

3. All references to (a) “this Agreement” in the Agreement shall mean the Existing Agreement as amended by this Amendment No. 7, (b) the “Note” in the Agreement and in the other Transaction Documents shall mean a promissory note in substantially the form attached hereto as Exhibit A (the “Replacement Note”), which Exhibit shall replace in its entirety Exhibit A to the Agreement, and (c) the “Warrant” in the Agreement shall mean a warrant to purchase capital stock of the Company in substantially the form attached hereto as Exhibit B, which Exhibit shall replace in its entirety Exhibit B to the Agreement.

4. To induce the Purchaser to enter into this Amendment No. 7, the Company hereby:

(a) represents and warrants to the Purchaser that (i) the representations and warranties of the Company set forth in Section 3 of the Agreement, and the representations and warranties of the Company set forth in each of the other Transaction Documents, are true and correct in all material respects with the same effect as if made on the date hereof (except that (x) such materiality qualifier shall not be applicable to any representation or warranty that already are qualified or modified by materiality in the text thereof, and (y) any representation and warranty stated to relate solely to an earlier date shall be true and correct as of such earlier date), it being understood that all references to “this Agreement” and the “Transaction Documents” in Section 3 of the Agreement shall include (without limitation) this Amendment No. 7 and the Warrant, respectively, (ii) after giving effect to the terms of this Amendment No. 7, the Company is in compliance with all the terms and conditions of the Agreement and the other Transaction Documents, and no Default or Event of Default has occurred and is continuing, and (iii) as of the date of this Amendment No. 7, (A) the aggregate gross proceeds from the issuance or sale of capital stock of the Company, or securities directly or indirectly convertible or exchangeable for capital stock of the Company, including by way of conversion of any outstanding debt, and which is counted towards the Venture Capital Financing amount of $35,000,000, is $7,932,266.50, and (B) the lowest purchase price per share (after taking into account all discounts and other reductions in purchase price offered to any purchaser) of the Common Stock of the Company sold in the Venture Capital Financing is $5.35; and

(b) releases and forever discharges the Purchaser and the officers, employees and trustees thereof, of and from all manner of actions, causes and causes of action, suits, debts, sums of money, account reckonings, bonds, bills, specialties, coverages, judgments, executions, claims, and demands whatsoever, at law or in equity, and particularly, without limiting the generality of the foregoing, all claims relating to the transactions which are the subject of the Transaction Documents, which the Company and its successors and assigns ever had, now has, or may have in the future, for, upon or by reason of any matter, cause, or thing, whatsoever occurring prior to the date hereof and/or arising from facts of which the Company was aware, or reasonably should have been aware, as of the date hereof. Without limitation of the foregoing, the Company waives any and all defenses, offsets, and counterclaims to the Purchaser’s enforcement of the Transaction Documents or any action by the Purchaser to foreclose any security interest.

5. This Amendment No. 7 shall become effective on the date upon which the following shall all have occurred:

(a) the Purchaser shall have received each of the following, in form and substance satisfactory to the Purchaser:

(i) a copy of this Amendment No. 7, duly executed and delivered by the Company; and

(ii) the Replacement Note, duly executed and delivered by the Company; and

(iii) certificate(s) of the Secretary of the Company certifying (A) resolutions in form and content satisfactory to the Purchaser authorizing the transactions between the Company and the Purchaser in connection with this Amendment No. 7, the Replacement Note, the Warrant and ratifying all past action taken in connection therewith, and (B) the incumbency and signatures of the officers of the Company authorized to execute this Amendment, the Replacement Note and the Warrant; and

(b) the Purchaser shall have executed and delivered to the Company this Amendment No. 7.

6. The Company and the Purchaser intend that neither this Amendment No. 7, nor the execution and delivery of this Amendment No. 7, the Replacement Note or any other document executed and delivered pursuant to or in connection with this Amendment No. 7, shall constitute or be construed to operate as a novation of the Agreement, the Existing Note, any of the indebtedness of the Company pursuant to the Existing Note, or any lien or security interest heretofore created pursuant to any of the Transaction Documents. The Company and the Purchaser intend that by the execution and delivery of this Amendment No. 7 and the Replacement Note certain of the terms of the note and warrant purchases by the Purchaser shall be modified, restated and replaced in their entireties, but the indebtedness evidenced by the Existing Note and such liens and security interests heretofore created shall not be extinguished or satisfied. Without limitation of the foregoing, the Company specifically acknowledges and agrees that (a) the “Note” as defined in the Security Agreement dated as of October 26, 2011, by and between the Company and the Purchaser (the “Security Agreement”) means the Replacement Note, (b) the “Obligations” as defined in the Security Agreement (the “Obligations”) include all indebtedness and liabilities of the Company under the Agreement, under the Replacement Note and under the other Transaction Documents, (c) the “Collateral” as defined in the Security Agreement (the “Collateral”) secures, without limitation, the payment and performance all of the Obligations, (d) the Obligations represent debt issued in connection with an investment in the Company, (e) the Collateral includes the “Collateral” (the “Organon Collateral”) as defined in that certain New Security Agreement (the “Organon Security Agreement”) made as of October 31, 2007 by and between (i) Intracell Holdings Corporation (predecessor to the Company) and (ii) Organon BioSciences International B.V. and Organon Teknika Corporation (collectively, “Organon”); provided that the inclusion of such “Collateral” as defined in the Organon Security Agreement is included specifically subject to any liens or rights arising from the terms of the Organon Security Agreement, and (f) to the Company’s knowledge there are no liens or security interests in the Collateral except for the security interest of the Purchaser therein and except for the security interest granted to Organon in the Organon Collateral pursuant to the Organon Security Agreement.

7. The Company agrees to pay all out-of-pocket expenses incurred by the Purchaser in connection with the preparation, negotiation, execution and delivery of this Amendment No. 7, the Replacement Note and all other documents executed or to be executed in connection herewith, including, without limitation, the expenses and reasonable fees of its counsel in an amount not to exceed $1,500.

8. The Purchaser shall be permitted to set-off all amounts owed by it to the Company under the Investment Agreement against all amounts owed to it by the Company with respect to the Note.

9. Except as amended hereby, the Agreement shall remain unchanged, and the Agreement, as so amended, shall continue in full force and effect in accordance with its terms. The breach by the Company of any representation, warranty, covenant or agreement contained in this Amendment No. 7 shall represent an Event of Default.

10. This Amendment No. 7 may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

11. The Recitals hereto and all of the terms of the Agreement are hereby incorporated into and made a part hereof as though fully set forth herein.

12. This Amendment No. 7 shall be governed by and construed under the laws of the State of Maryland, without regard to the conflicts of laws provisions of the State of Maryland or any other state. Any suit, action or proceeding instituted by either party hereto with respect to any of the obligations of other party hereto may be brought in any State or federal court located in the State of Maryland (in addition to such other courts in which jurisdiction and venue may be appropriate), and each party consents to the in personam jurisdiction of such courts.

[SIGNATURES CONTAINED ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 7 to Note and Warrant Purchase Agreement to be duly executed under seal by their duly authorized respective officers as of the day and year first above written.

ATTEST/WITNESS:	VACCINOGEN, INC.

	By:	/s/ Michael G. Hanna, Jr., Ph.D.	(SEAL)
Michael G. Hanna, Jr., Ph.D.
Chairman and Chief Executive Officer

	By:	/s/ Andrew L. Tussing	(SEAL)
Andrew L. Tussing
President and Chief Operating Officer

THE ABELL FOUNDATION, INC.

	By:	/s/ Robert C. Embry, Jr.	(SEAL)
Robert C. Embry, Jr.
President

EXHIBIT A

[Amended and Restated Promissory Note]

EXHIBIT B

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THE COMPANY HAS RECEIVED A WRITTEN OPINION FROM COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

VACCINOGEN, INC.

COMMON STOCK PURCHASE WARRANT

This Common Stock Purchase Warrant (this “Warrant”) is issued as of this ___ day of ______________________, 201__, by Vaccinogen Inc., a Maryland corporation (the “Company”), to The Abell Foundation, Inc., a Maryland corporation or permitted successors or assigns (the “Holder”).

1. Issuance of Warrant; Term; Price.

1.1 Issuance. Pursuant to the terms of the Note and Warrant Purchase Agreement, dated as of October 26, 2011, between the Company and the Holder (as the same has been and hereafter may be amended, supplemented or otherwise modified from time to time, the “Note and Warrant Purchase Agreement”), the Holder made a loan to the Company evidenced by a promissory note in the original maximum principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) dated as of October 26, 2011 (as the same has been and hereafter may be amended, restated, supplemented or otherwise modified from time to time, the “Note”). In consideration of the issuance of the Note and the subsequent amendments and restatements thereof, and such other consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase, at any time and from time to time on and after the date hereof until the Expiration Date (as defined below), up to [______________] fully paid and nonassessable shares (the “Warrant Shares”) of Common Stock of the Company (the “Common Stock”) on the terms and subject to the conditions set forth below. [Note: the number of Warrant Shares shall be equal to the sum of (a) $1,100,000 divided by eighty-five percent (85%) of the lowest purchase price per share of Common Stock sold in the Company’s the Venture Capital Financing (as defined in the Note and Warrant Purchase Agreement) plus (b) 300,000 plus (c) the sum of (i) 60,000 Warrant Shares if the Note remains outstanding in whole or in part on March 1, 2014, (ii) 60,000 Warrant Shares if the Note remains outstanding in whole or in part on April 1, 2014, (iii) 60,000 Warrant Shares if the Note remains outstanding in whole or in part on May 1, 2014, (iv) 60,000 Warrant Shares if the Note remains outstanding in whole or in part on June 1, 2014, (v) 60,000 Warrant Shares if the Note remains outstanding in whole or in part on July 1, 2014, and (vi) 60,000 Warrant Shares if the Note remains outstanding in whole or in part on July 31, 2014.]

1.2 Term. This Warrant shall be exercisable at any time and from time to time in whole or in part from the date hereof to the earlier of: (a) the ten-year anniversary of the date hereof; (b) the sale of all or substantially all of the Company’s assets; and (c) any merger or consolidation of the Company in which the Company is not the surviving entity and the shareholders then owing a majority of the outstanding equity interests in the Company no longer own or control a majority of such equity interests (the earlier of such events being the “Expiration Date”) by delivery to the Company at its principal executive offices of: (i) this Warrant; (ii) the Purchase Form attached hereto as Exhibit A duly completed and executed; and (iii) payment in accordance with Section 1.3 below. The Warrant Shares so purchased shall be issued to the Holder as the record and beneficial owner of such Warrant Shares or to the Holder’s transferee as designated on the Purchase Form as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Warrant Shares as aforesaid.

1.3. Exercise Price. Subject to adjustment as hereinafter provided, the exercise price (the “Warrant Price”) per share for which all or any of the Warrant Shares may be purchased pursuant to the terms of this Warrant initially shall be equal to $_______ [Note: the Warrant Price per share shall equal eighty-five percent (85%) of the lowest price per share of the Common Stock issued in the Venture Capital Financing.] The Warrant Price shall be payable in cash or by certified or official bank check or by the cancellation of any present or future indebtedness from the Company to the Holder hereof in a dollar amount equal to the purchase price of the Common Stock for which the consideration is being given, or by surrendering for cancellation shares of capital stock of the Company which shares have a fair market value equal to the purchase price of Common Stock for which the consideration is being given.

2. Adjustment of Warrant Price, Number and Kind of Shares. The Warrant Price and the number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time and the Company agrees to provide notice upon the happening of certain events as follows.

2.1 Stock Dividends Adjustment. In case at any time and from time to time after the date hereof, the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other additional securities or other property (other than cash) of the Company by way of dividend or distribution, then and in each case, the Holder shall, upon the exercise hereof, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property (other than cash) of the Company which the Holder would hold on the date of such exercise had it been the holder of record of such Warrant Shares on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such Warrant Shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 2.

2.2 Reclassification or Reorganization Adjustment. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) at any time and from time to time after the date hereof, and the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 2.

2.3 Stock Splits and Reverse Stock Splits. If at any time and from time to time after the date hereof, the Company shall subdivide or otherwise change its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if at any time and from time to time after the date hereof, the outstanding number of shares of Common Stock shall be combined or otherwise changed into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

2.4 Other Impairment. The Company will not, by amendment of its articles of incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and conditions and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

3. No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any subscription hereunder. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

4. No Shareholder Rights. This Warrant as such shall not entitle Holder to any of the rights of a shareholder of the Company until the Holder has exercised this Warrant in accordance with Section 6 hereof.

5. Reservation of Stock. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares thereof to provide for the issuance of Warrant Shares or other securities upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Warrant Shares or other securities upon the exercise of this Warrant.

6. Exercise of Warrant. This Warrant may be exercised by Holder by the surrender of this Warrant at the principal office of the Company, accompanied by notice of and payment in full of the purchase price of the Warrant Shares the Holder elects to purchase hereunder. As a condition to the Holder’s exercise of this Warrant, the Holder shall execute any agreement then in effect among the holders of outstanding shares of capital stock of the Company. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares or other securities and/or property issuable upon such exercise shall be treated for all purposes as the holder of such Warrant Shares or other securities of record as of the close of business on such date. As promptly as practicable, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full Warrant Shares or other securities issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The Warrant Shares or other securities issuable upon exercise hereof shall, upon their issuance, be fully paid and nonassessable. If this Warrant shall be exercised in part only, the Company shall, at the time of delivery of the certificate representing the Warrant Shares in respect of which this Warrant has been exercised, make a notation on this Warrant stating the Warrant Shares with respect to which this Warrant shall not have been exercised and this Warrant shall then be returned to the Holder.

7. Certificate of Adjustment. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

8. Notice of Proposed Transfers. This Warrant is transferable by the Holder hereof subject to compliance with this Section 8. Prior to any proposed transfer of this Warrant or the Warrant Shares received on the exercise of this Warrant (the “Securities”), unless there is in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by either: (a) a written opinion of legal counsel who shall be satisfactory to the Company acting reasonably addressed to the Company and satisfactory in form and substance to the Company’s counsel acting reasonably, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act; or (b) a “no action” letter from the Securities Exchange Commission (the “Commission”) to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of the Securities shall be entitled to transfer the Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to any affiliate of such Holder for no consideration, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder hereunder. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company acting reasonably such legend is not required in order to establish compliance with any provisions of the Securities Act.

9. Replacement of Warrants. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant, and in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security satisfactory in form and amount to the Company acting reasonably, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant if mutilated, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

10. Dividends and Distributions. So long as any part of this Warrant remains outstanding and unexercised, the Company will, upon the declaration of a cash dividend upon its Common Stock or other distribution to the holders of its Common Stock and at least ten (10) days prior to the record date, notify the Holder hereof of such declaration, which notice will contain, at a minimum, the following information: (a) the date of the declaration of the dividend or distribution; (b) the amount of such dividend or distribution; (c) the record date of such dividend or distribution; and (d) the payment date or distribution date of such dividend or distribution. The Holder shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property (other than cash) of the Company which such Holder would hold on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments pursuant to Section 2.

11. Miscellaneous. This Warrant shall be governed by the laws of the State of Maryland. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions. All notices and other communications from the Company to the Holder shall be delivered personally or mailed by first class mail, postage prepaid, or by facsimile to the address or facsimile number furnished to the Company in writing by the last Holder who shall have furnished an address and facsimile number to the Company in writing, and if mailed shall be deemed given three days after deposit in the U.S. Mail.

12. Taxes. The Company shall pay all issue taxes and other governmental charges (but not including any income taxes of a Holder) that may be imposed in respect of the issuance or delivery of the Warrant Shares or any portion thereof.

13. Amendment. Any term of this Warrant may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 13 shall be binding upon the Holder of this Warrant, each future holder of such Warrant, and the Company.

14. Remedies. In the event of any default or threatened default by the Company in the performance of or observance with any of the terms of this Warrant, it is agreed that remedies at law are not and will not be adequate for the Holder and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15. Facsimile Signature. This Warrant may be executed by the Company in facsimile or pdf. form and upon receipt by the Holder of such faxed executed copy of this Warrant, this Warrant shall be binding upon and enforceable against the Company in accordance with its terms. The Company shall promptly forward to the Holder an original of the facsimile signed copy of this Warrant previously delivered to Holder.

16. Term. The term of this Warrant (the “Term”), and the Holder’s right to exercise this Warrant, shall terminate immediately upon the close of business (5:00 p.m., Eastern Standard Time) on the ten-year anniversary of the date hereof. Upon termination of the Term, the Holder shall surrender this Warrant to the Company at the Company’s principal place of business.

[SIGNATURES CONTAINED ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Common Stock Purchase Warrant as of the date first above written.

VACCINOGEN, INC.

By:
Name:	Michael G. Hanna, Jr., Ph.D.
Title:	Chairman and Chief Executive Officer

By:
Name:	Andrew L. Tussing
Title:	President and Chief Operating Officer

EXHIBIT A

PURCHASE FORM

The undersigned pursuant to the provisions set forth in the attached Warrant (No. ______) hereby irrevocably elects to purchase ____ shares of Warrant Shares covered by such Warrant and herewith makes payment of __________ representing the full purchase price for such shares of Warrant Shares at the price per share of Warrant Share provided for in such Warrant.

If the shares of Warrant Shares are not to be issued in the name of the undersigned, the shares of Warrant Shares shall be issued in the names of permitted assigns and in the number of units as follows:

Name:	Name:

Address:	Address:

Tax ID #:	Tax ID #:

No. of Units:	No. of Units:

Dated:

Signature:

Print Name:

Address:

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